Exhibit (c) (4)

CONFIDENTIAL – PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Project Aurora

Special Committee Discussion Material

Strictly Private and Confidential Goldman Sachs (Asia) LLC

November 2012

CONFIDENTIAL – PRELIMINARY DRAFT

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Disclaimer

Goldman Sach (Asia) L.L.C. (“GS”) has prepared and provided these materials and GS’s related presentation (the “Confidential Information”) solely for the information and assistance of the Special Committee of the Board of Directors (the “Special Committee”) of Aurora (the “Company”) in connection with its consideration of the matters referred to herein. Without GS’s prior written consent, the Confidential Information may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purpose. Notwithstanding anything herein to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without GS imposing any limitation of any kind. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and GS, on the other hand.

GS and its affiliates are engaged in investment banking, commercial banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, GS and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction for their own account and for the accounts of their customers.

The Confidential Information has been prepared and based on information obtained by GS from publicly available sources, the Company’s management and/or other sources. In preparing the Confidential Information, GS has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by GS, and GS does not assume any liability for any such information discussed with or reviewed by GS. GS has assumed that all forecasts provided to, discussed with or reviewed by GS have been reasonably prepared and reflect the best currently available estimates and judgments of the Company. GS does not provide accounting, tax, legal or regulatory advice. GS’s role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and GS does not assume responsibility if future results are materially different from those forecast.

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1

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Table of Contents

I. Aurora Situation Overview II. Financial Analysis

Appendix A: Illustrative Weighted Average Cost of Capital Calculation

2

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INVESTMENT BANKING DIVISION

I. Aurora Situation Overview

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Illustrative Offer Price Premium and Multiples

INVESTMENT BANKING DIVISION

(US$ in millions except per share amounts)

Illustrative Offer Price Premium

	Caesar Final Offer[1]	Caesar 2nd Round Offer	Current Price[2]
Offer Price per Aurora Shares	**$ 12.00**	**$ 12.50**	**$ 10.43**
% Premium (Discount) to Last Closing Price Prior to Announcement of Caesar Proposal [3]	21.0 %	26.0 %	5.1 %
% Premium (Discount) to Last Closing Price Cited by Caesar [4]	52.3 %	58.6 %	32.4 %
% Premium (Discount) to Current Price[2]	15.1 %	19.8 %	-
% Premium (Discount) to 52 Week High	(13.4)%	(9.7)%	(24.7)%
% Premium (Discount) to 52 Week Low	79.9 %	87.4 %	56.4 %
% Premium (Discount) to 2 Year High	(47.0)%	(44.8)%	(54.0)%
% Premium (Discount) to 2 Year Low	87.5 %	95.3 %	63.0 %
% Premium (Discount) to 1 Month VWAP	14.5 %	19.3 %	(0.5)%
% Premium (Discount) to 3 Month VWAP	8.1 %	12.6 %	(6.0)%
Aurora FD Shares Outstanding (mm) [5]	74.7	74.8	74.0
Aurora Implied Fully-Distributed Equity Value	$ 896.3	$ 935.0	$ 771.7
Less: Cash & Equivalents[6]	$ 255.6	$ 308.7	$ 255.6
Add: Minority Interest[6]	$(2.8)	$ 0.1	$(2.8)
Aurora Implied Enterprise Value	**$ 637.9**	**$ 626.4**	**$ 513.3**
Total Unrestricted Cash per Diluted Shares	$ 3.42	$ 4.13	$ 3.45

Illustrative Transaction Multiple

	Relevant Aurora Data	Caesar Final Offer[1]	Caesar 2nd Round Offer	China Peers Comps Median[7]
Enterprise Value/EBITDA				
IBES Estimates:				
2012E EBITDA	$ 80.5	7.9 x	7.8 x	5.6 x
2013E EBITDA	$ 91.9	6.9 x	6.8 x	3.9 x
Management Estimates[8]:				
2012E EBITDA	$ 85.7	7.4 x	7.3 x	5.6 x
2013E EBITDA	$ 102.8	6.2 x	6.1 x	3.9 x
P/E Multiple				
IBES Estimates:				
2012E EPS	$ 1.15	10.4 x	10.9 x	8.4 x
2013E EPS	$ 1.23	9.8 x	10.2 x	7.1 x
Management Estimates[8]:				
2012E EPS		10.5 x	10.9 x	8.4 x
2013E EPS		9.4 x	9.8 x	7.1 x

Source: Management projections, IBES and public filings

[1] Caesar's final bid initially was US$11.50 on October 15, 2012, but was increased to US$12.00 on November 12, 2012

[2] Closing price as of November 9, 2012

[3] Closing price as of January 19, 2012

[4] Closing price as of January 11, 2012

[5] In Caesar's final proposal, the proposal calculates the offer based on Aurora's total basic shares outstanding of 72.5 mm shares and excludes any options. However the calculations in this presentation are based on the diluted shares outstanding calculated from the treasury method

[6] For Caesar's 2nd round bid, used Aurora's March 31, 2012 financial statements; For Caesar's final round bid, used Aurora's September 30, 2012 financial statements; Cash and equivalents include cash and short-term investments

[7] Peer group median of HiSoft, iSoftSone and VanceInfo. Data as of November 9, 2012

[8] Includes losses related to overseas business in 2012 and 2013, respectively; Management EPS estimates varies depending on the shares outstanding

Aurora Situation Overview 4

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INVESTMENT BANKING DIVISION

Situation Assessment

Stock Price Performance for Last 3 Years



Statistic | Share Price (US$)
52 Week High 13.85
52 Week Low 6.67
3 Year High 32.16
1 Month VWAP 10.48
3 Month VWAP 11.10
06-Dec-2009 Signed a definitive agreement to acquire Legacy for US$60 mm in cash and 26.8 mm shares of common stock
01-Jul-2010 Aurora completed the acquisition of Legacy
06-Dec-2010 Divested Lenovo Security Tech (Beijing) for US$15 mm
30-Jan-2011 Announced new share repurchase program to purchase up to US$60 mm
20-Jan-2012 Aurora announced non-binding proposal by Caesar. Bid price was not disclosed. Stock price rose 18.7% in the first day of trading
3Y High = US$32.16
Caesar 2nd Round Bid = US$12.50
Caesar 1st Round Bid = US$12.00
Caesar Final Bid = US$12.00¹
3Y Low = US$6.40
US$ 10.43
Closing Price (US$)
Volume (000)
$40
$35
$30
$25
$20
$15
$10
$5
$0
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Nov-09 Feb-10 Apr-10 Jul-10 Oct-10 Jan-11 Mar-11 Jun-11 Sep-11 Dec-11 Feb-12 May-12 Aug-12 Nov-12
Daily from 23-Oct-2009 to 09-Nov-2012
Volume
Aurora Share Price

Source: Bloomberg, as of November 9, 2012

[1] Caesar's final bid initially was US$11.50 on October 15, 2012, but was increased to US$12.00 on November 12, 2012

Aurora Situation Overview

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INVESTMENT BANKING DIVISION

Situation Assessment

Recent Trading Performance


20-Jan-2012
Aurora announced non-binding proposal by Caesar. Bid price was not disclosed. Stock price rose 18.7% in the first day of trading
21-Mar-2012
Special Committee Meeting, closing price at US$13.73 per share
13-Feb-2012
Aurora reports unaudited fourth quarter and full year 2011 results
26-Apr-2012
Aurora reported 1Q12 earning results. Met guidance with non-GAAP net revenue of US$121.2 mm and non-GAAP EPS of US$0.27
Week of 11-Jun-2012
Renewed press rumors that private equity firms are eyeing bids for Aurora
31-Jul-2012
Aurora reported 2Q12 earning results. Met guidance with non-GAAP net revenue of US$124.4 mm and non-GAAP EPS of US$0.26
12-nov-2012
Final Round Bidding Caesar Bid Price: US$12.00
Statistic | Value
Average Share Price (US$) 11.60
VWAP (US$) 11.63
ADTV (Shares in thousands) 374
ADTV (US$ in thousands) 4,355
12-Jan-2012
Caesar submitted non-binding proposal to Aurora with an offer price of US$12.00 per share in cash
26-Mar-2012
Announced that Special Committee decided to solicit bids
14-May-2012
1st Round Bidding Caesar Bid Price: US$12.00
4-Jul-2012
2nd Round Bidding Caesar Bid Price: US$12.50
31-Oct-2012
Aurora reported 3Q12 earning results. Met guidance with non-GAAP net revenue of US$129.4 mm and non-GAAP EPS of US$0.24
US$10.43
Closing Price (USD)
$20
$18
$16
$14
$12
$10
$8
$6
$4
Volume (000)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1/11/2012
3/20/2012
5/25/2012
8/2/2012
10/9/2012
Daily from 11-Jan-2012 to 09-Nov-2012
Volume
Aurora Share Price

Source: Bloomberg, as of November 9, 2012

[1] Caesar's final bid initially was US$11.50 on October 15, 2012, but was increased to US$12.00 on November 12, 2012

Aurora Situation Overview

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Situation Assessment

Performance of Stock Indices After Caesar's Initial Proposal

Performance of Stock Indices Following Announcement of Caesar Initial Proposal[1]

Implied Aurora Share Price[3]


Indexed Price
140%
120%
US$9.92
100%
80%
60%
Jan-2012
Mar-2012
Apr-2012
Jun-2012
Aug-2012
Sep-2012
Nov-2012
Daily from 19-Jan-2012 to 09-Nov-2012
Aurora
Chinese IT Services Companies
Nasdaq
China US-Listed[4]
5.1%
4.2%
(4.3)%
(34.2)%
US$ 10.43
US$ 10.33
US$ 9.49
US$ 6.53

Performance of Stock Indices After Last Closing Price Cited by Caesar in Initial Bid Letter[2]

Implied Aurora Share Price[3]


Indexed Price
180%
160%
140%
120%
US$7.88
100%
80%
60%
Jan-2012
Mar-2012
Apr-2012
Jun-2012
Jul-2012
Sep-2012
Nov-2012
Daily from 11-Jan-2012 to 09-Nov-2012
Aurora
Chinese IT Services Companies
Nasdaq
China US-Listed[4]
32.4%
7.2%
(2.5)%
(31.7)%
US$ 10.43
US$ 8.44
US$ 7.69
US$ 5.37

Source: Bloomberg, as of November 9, 2012

Note: Chinese IT Service Companies Index consists of Vancelnfo, iSoftStone and HiSoft. Market data as of November 9, 2012

[1] January 19, 2012 is the last trading day prior to announcement of Caesar's proposal. Share price was US$9.92

[2] January 11, 2012 is the last closing price cited by Caesar in its initial bid proposal. Share price was US$7.88

[3] Implied Aurora share price assuming the stock price mirrors the performance of different indices since the price on the reference date

[4] Bloomberg China US Equity Index as of November 9, 2012

Aurora Situation Overview

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Situation Assessment

Stock Price Performance after Legacy Merger

450%

09-Dec-2009 01-Jul-2010 23-May-2011 20-Jan-2012 4-Jul-2012 12-Nov-2012

Signed a definitive agreement Aurora completed the SEC investigates Aurora announced non—2nd Round Bidding Final Round Bidding to acquire Legacy for US$60 acquisition of Legacy Longtop about binding proposal by Caesar. Caesar Bid Price: Caesar Bid Price: 400% mm in cash and 26.8 mm in possible accounting Bid price was not disclosed. US$12.50 US$12.001 common stock irregularities Stock price rose 18.7% in the first day of trading

350%

300%

Price 250% ndexed 200% I

150%

34.9%

100%

(20.0)%

50%

(58.2)%

0%

Nov-2009 May-2010 Nov-2010 May-2011 Nov-2011 May-2012 Nov-2012

Daily from 09-Nov-2009 to 09-Nov-2012 2

Aurora Chinese IT Services Companies Nasdaq

Source: Bloomberg, as of November 9, 2012 Note:

1	Caesar’s final bid initially was US$11.50 on October 15, 2012, but was increased to US$12.00 on November 12, 2012
2	Chinese IT Service Companies Index consists of VanceInfo, iSoftStone and HiSoft. Market data as of November 9, 2012

Aurora Situation Overview 8

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INVESTMENT BANKING DIVISION

China GDP Forecast and Carrier Capex

China Real GDP Growth Forecast

8.5% 8.5% 8.6% 8.4% 8.1% 8.2% 8.2% 8.0% 81% . 81% . 7.8% 7.9%

Caesar Bid 1st Round Bid 2nd Round Bid Final Round Bid January 12, 2012 May 14, 2012 July 4, 2012 November 12, 2012

2012E 2013E 2014E

Source: The Economist Intelligence Unit

China Carrier Capital Expenditures (RMB billion)

294 286 285 286 286 288 286

281 283 256 255 271

Caesar Bid 1st Round Bid 2nd Round Bid Final Round Bid January 12, 2012 May 14, 2012 July 4, 2012 November 12, 2012

2012E 2013E 2014E

Source: IBES

Aurora Situation Overview 9

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Selected Aurora Analyst Views Over Time

Aurora’s Analyst Price Targets and EPS Estimates

Aurora Median Analyst Price Targets

$ 14.55

$ 13.00 $ 13.10

$ 12.10 $ 12.35

Post 3Q2011 Earnings Post 4Q2011 Earnings Post 1Q2012 Earnings Post 2Q2012 Earnings Post 3Q2012 Earnings Announcement Announcement Announcement Announcement Announcement on October 31, 2011 on February 13, 2012 on April 26, 2012 on July 30, 2012 on October 31, 2012 (Submission of Caesar Bid letter on (1st Round Bid Date May 14, 2012; (Final Bid Date November 12, 2012) January 12, 2012) 2nd Round Bid Date July 4, 2012)

# of

14 12 11 9 7 Analysts

Aurora Median Analyst EPS Estimates

$ 1.85 $ 1.71 $ 1.50 $ 1.43 $ 1.35 $ 1.31 $ 1.27 $ 1.24 $ 1.52 $ 1.14 $ 1.19 $ 1.14 $ 1.16

$ 1.06

Post 3Q2011 Earnings Post 4Q2011 Earnings Post 1Q2012 Earnings Post 2Q2012 Earnings Post 3Q2012 Earnings Announcement Announcement Announcement Announcement Announcement on October 31, 2011 on February 13, 2012 on April 26, 2012 on July 30, 2012 on October 31, 2012

2012E 2013E 2014E

Source: Broker Research Reports

Aurora Situation Overview 10

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INVESTMENT BANKING DIVISION

Selected Aurora Research Analyst Views

Research Analysts’ Estimates Post 3Q12 Announcement

Non-GAAP EPS (US$ / Share)

Date Firm Analyst Rating Price Target 2012E 2013E 2014E Price Target Methodology

1-Nov-12 CICC Kai Qian, Haofei Chen Buy $16.00 1.07 1.26 1.35 15x P/E on 2012E Non-GAAP EPS

Vivian Hao, Alan Hellawell

1-Nov-12 DB Hold $13.20 1.04 1.14 NA DCF: WACC 13.8% with Cost of Equity 14.1% III, Eugene Yeohv

1-Nov-12 GS Sam Li Not Rated NA 1.16 1.22 1.35 NA

DCF: WACC 15.5%, Cost of Equity 15.5%, Risk Free Clara Fan, Cynthia Meng,

1-Nov-12 Jefferies Hold $11.50 1.18 1.24 1.35 Rate 2.6%, Equity Risk Premium 8.9%, Beta 1.5, Anita Chen Terminal Growth Rate 0.5%

Qin Zhang, Alvin Kwock, DCF: WACC 12.8%, Risk Free Rate 4.0%, Equity Risk

1-Nov-12 JPMorgan Buy $16.00 1.18 1.33 1.77

Ashish Gupta Premium 7.0%, Beta 1.25, Terminal Growth Rate 3.0%

1-Nov-12 SIG James E Friedman Hold $11.00 1.14 1.22 NA 9x P/E on 2013E Non-GAAP EPS

1-Nov-12 Wedbush Scott Sutherland Hold $11.00 1.16 1.30 NA DCF: WACC 16.0%, Terminal Growth Rate 4.0%

Median $12.35 1.16 1.24 1.35

Management Projections 1.16 1.29 1.55

Source: Broker research as of November 9, 2012

Aurora Situation Overview 11

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INVESTMENT BANKING DIVISION

II. Financial Analysis

CONFIDENTIAL – PRELIMINARY DRAFT

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INVESTMENT BANKING DIVISION

Summary of Financial Analysis

Management Projections ($ per share)


Per Share Range
Current Price[1] = $10.43
Caesar Offer Price = $12.00
Median = $9.73
Median = $9.16
Median = $12.35
Undisturbed Price[2] = $7.88

		Per Share Range (Low)	Per Share Range (High)	Summary Illustrative Assumptions
Financial Analysis	Peer Trading Range (2012 P/E – Chinese peers)	$8.11	$11.58	■ Based on Aurora management's 2012E EPS and forward trading range of 7.0x to 10.0x for Chinese peers ■ Chinese peers include VanceInfo, iSoftStone and HiSoft. Median[3] is 8.4x
	Peer Trading Range (2013 P/E – Chinese peers)	$7.10	$9.68	■ Based on Aurora management's 2013E EPS and forward trading range of 5.5x to 7.5x for Chinese peers ■ Chinese peers include VanceInfo, iSoftStone and HiSoft. Median[3] is 7.1x
	PV Future Stock Price	$7.20	$10.92	■ 2015E forward P/E based on Aurora management 2016E EPS: 5.5x – 7.5x ■ Cost of equity: 10.5% - 14.5%
	DCF	$11.86	$16.70	■ Based on Aurora management projections from 2012E-2016E ■ WACC of 13.5% - 17.5% ■ Perpetuity growth rate of 0.0% to 4.0%
	LBO Analysis	$9.00	$11.84	■ 20.0-25.0% IRR with exit P/E multiple ranging from 5.5x – 7.5x ■ $350 million bank financing loan with 6.0% interest rate
	Precedent Transactions	$12.65	$14.04	■ LTM EV/EBITDA range between 7.0x-8.2x based on precedent cash transactions following the Aurora-Legacy merger ■ Based on Aurora management's 2012E EBITDA
Additional Financial Analysis	52-Week Trading Range	$6.67	$13.85	■ 9-Nov-2011 to 9-Nov-2012 ■ 52 week high at $13.85 on Mar 12, 2012 ■ 52 week low at $6.67 on Dec, 21, 2011
	Analyst Price Targets (as of 9-Nov-2012)	$11.00	$16.00	■ Median: $12.35 (Based on 6 brokers' updated price target post 3Q earning announcement, as of Nov 9, 2012)

[1] Stock price as of November 9, 2012

[2] Undisturbed price as of the closing price on January 11, 2012, the last trading day prior to the bid from Caesar on January 12, 2012

[3] The median of comps trading range as of November 9, 2012

Financial Analysis

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Aurora Peer Trading Range

2012E P/E

10.4 x 10.5 x Median = 8.4x 9.7 x 9.1 x 9.0 x 8.4 x 7.1 x

Aurora Current Price Caesar @ $12.00 Offer Price VanceInfo HiSoft iSoftStone IBES Estimates Management Projections Chinese IT Services Companies

2013E P/E

Median = 7.1x 9.8 x 9.4 x 8.5 x 8.1 x 7.1 x 7.1 x 5.9 x

Aurora Current Price Caesar @ $12.00 Offer Price HiSoft VanceInfo iSoftStone IBES Estimates Management Projections Chinese IT Services Companies

Source: IBES and management projections

Note: Market data as of November 9, 2012. Caesar’s final bid initially was US$11.50 on October 15, 2012, but was increased to US$12.00 on November 12, 2012

Financial Analysis 14

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INVESTMENT BANKING DIVISION

Comparison of Selected Comparable Companies

(US$ in millions except per share data)

Company	Closing Price 9-Nov-2012	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) Sales 2012	Sales 2013	EBITDA 2012	EBITDA 2013	EBIT 2012	EBIT 2013	Calendarized P/E Multiples (2) 2012	2013	5-Year EPS CAGR (2)
Aurora - Management	**$ 10.43**	**75 %**	**$ 772**	**$ 513**	**1.0 x**	**0.9 x**	**6.0 x**	**5.0 x**	**6.2 x**	**5.3 x**	**9.0 x**	**8.1 x**	**7.7 %**
Aurora - IBES	**10.43**	**75**	**772**	**513**	**1.0**	**0.9**	**6.4**	**5.6**	**10.0**	**7.6**	**9.1**	**8.5**	**(5.0)**
Chinese IT Service Companies													
HiSoft (3)	$ 10.20	62 %	$ 385	$ 259	0.9 x	0.7 x	6.5 x	5.3 x	6.5 x	5.3 x	8.4 x	7.1 x	20.0 %
iSoftStone	4.61	42	270	227	0.6	0.5	4.5	3.6	5.3	4.2	7.1	5.9	25.0
VanceInfo (3)	7.58	53	345	270	0.7	0.6	5.6	3.9	7.5	5.1	9.7	7.1	17.0
Mean		52 %	$ 333	$ 252	0.7 x	0.6 x	5.5 x	4.3 x	6.4 x	4.9 x	8.4 x	6.7 x	20.7 %
Median		53	345	259	0.7	0.6	5.6	3.9	6.5	5.1	8.4	7.1	20.0

Source: IBES

[1] Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding

[2] Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December

[3] In August 2012, VanceInfo and HiSoft agreed to merge in an all-stock deal

Financial Analysis

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Comparable Trading Multiples

Historical 1-Year Forward Trading Multiples

Historical 1-Year Forward P/E

	1Y Average	Max	Median	Min
Aurora	9.0x	11.6x	9.7x	4.4x
Chinese IT Services Companies	12.1	19.2	11.8	7.9


FY1 P/E Multiple
25x
20x
15x
10x
5x
0x
Chinese IT Services Companies¹ Median = 11.8x
Caesar Final Round Bid² = 10.4x
9.1x
8.4x
Aurora Median = 9.7x
Nov-2011 Jan-2012 Mar-2012 May-2012 Jul-2012 Sep-2012 Nov-2012
Daily from 09-Nov-2011 to 09-Nov-2012
Aurora
Chinese IT Services Companies

Historical 1-Year Forward EV/EBITDA

	1Y Average	Max	Median	Min
Aurora	5.8x	7.8x	5.7x	2.1x
Chinese IT Services Companies	7.3	12.5	6.6	4.4


FY1 EBITDA Multiple
14x
12x
10x
8x
6x
4x
2x
0x
Caesar Final Round Bid² = 7.9x
Chinese IT Services Companies¹ Median = 6.6x
6.4x
Aurora Median = 5.7x
5.6x
Nov-2011 Jan-2012 Mar-2012 May-2012 Jul-2012 Sep-2012 Nov-2012
Daily from 09-Nov-2011 to 09-Nov-2012
Aurora
Chinese IT Services Companies

Source: IBES & Bloomberg

[1] Chinese IT Service Companies Index consists of VanceInfo, iSoftStone and HiSoft. Market data as of November 9, 2012

[2] Caesar Final Round bid price multiples are based on IBES estimates. Caesar's final bid initially was US$11.50 on October 15, 2012, but was increased to US$12.00 on November 12, 2012

Financial Analysis

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Illustrative Public Market Present Value of Future Stock Price Analysis

Based on 1 Year Forward P/E Multiples | Management Projections

Illustrative Future Value of Share Price1 Illustrative Present Values of 2015 Stock Price2

Illustrative Cost of Equity

$14.74 10.5% 11.5% 12.5% 13.5% 14.5% $13.37

$12.77 5.5 x $ 8.0 $ 7.8 $ 7.6 $ 7.4 $ 7.2

$11.60 $11.58 P/E

$10.43 $10.81 ve 6.0 x $ 8.7 $ 8.5 $ 8.3 $ 8.1 $ 7.9

$10.05 ple $9.80

Multi 6.5 x $ 9.5 $ 9.2 $ 9.0 $ 8.7 $ 8.5 $8.51 $ 8.7 $ 8.5 $ 8.3 $ 8.1 $ 7.9

Illustrati 7.0 X

7.5 x $ 10.9 $ 10.6 $ 10.4 $ 10.1 $ 9.8

Today 2013E 2014E 2015E 5.5x forward P/E 6.5x forward P/E 7.5x forward P/E

(US$ per share, 9M 2012 2012E-16E US$ mm) Actual 2012E 2013E 2014E 2015E 2016E CAGR

Non-GAAP EPS ³ 0.75 1.16 1.29 1.55 1.78 1.96 14.1% Cash 4 255.6 334.8 377.5 457.9 556.4 668.9 18.9%

Note: Non-GAAP adjustments exclude depreciation, amortization and SBC related expenses Source: Management Projections

1	Based on projected non-GAAP EPS multiplied by P/E. Share price as of November 9, 2012

2 Present value is discounted to Dec 31, 2012. 2016E Non GAAP Income of $145.4mm. Refer to appendix for illustrative cost of equity calculation

3	Diluted shares outstanding of 74.0 million as of November 9, 2012
4	Cash includes cash & cash equivalents and short-term investments

Financial Analysis 17

CONFIDENTIAL – PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Standalone Illustrative Valuation Analysis

Discounted Cash Flow Analyses

(US$ in millions except per share data)

Assumptions Free Cash Flow Calculation

? Aurora management projections for 2012E Terminal to 2016E 2012E 2013E 2014E 2015E 2016E Year

? Assumes statutory PRC tax rate of 25%; from 2012E to 2016E, assumes additional Net Revenue (Before 3rd party HW) 535 601 668 740 814 814 tax savings relating to lower effective tax %growth 12.2% 11.3% 10.8% 10.0% 10.0% rate of 15% due to certain government EBITDA 76 90 114 135 162 162 subsidies and tax breaks, all calculated on EBITA 72 85 106 127 152 152

Domestic EBITA Tax @ 25% statutory tax rate of Domestic

? Terminal year based on same financial EBITA (22) (25) (29) (33) (39) (39) figures and assumptions as 2016E, other Tax-effected EBITA 1 50 60 77 93 113 113 than to adjust the changes in WC to reflect Depreciation 3589 10 10 long-term PGR assumptions and no Capital Expenditures (25) (27) (8) (9) (10) (10) additional tax savings from government (Increase)/Decrease in WC (24) (26) (30) (30) (30) (6) subsidies and tax breaks Unlevered Free Cash Flow 4 12 46 63 83 107

? Assumes estimated 4Q2012 net cash of $335 mm to calculate equity value Domestic EBITA 90 98 116 134 157 157

? All cash flows are discounted to 01-Jan—Tax Saving@15% effective tax rate of

2013 with mid-year conversion Domestic EBITA 9 10 12 13 16 —

Sensitivity Analysis (Growth Rate and Discount Rate)

Illustrative Equity Value Per Share Implied 2016 P/E Multiple % of EV from Terminal Value Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate 0.0% 1.0% 2.0% 3.0% 4.0% 0.0% 1.0% 2.0% 3.0% 4.0% 0.0% 1.0% 2.0% 3.0% 4.0% 13.5% $ 14.4 $ 14.8 $ 15.4 $ 16.0 $ 16.7 13.5% 7.3 x 7.5 x 7.8 x 8.1 x 8.5 x 13.5% 74.2% 75.3% 76.5% 77.8% 79.2% 14.5% $ 13.6 $ 14.0 $ 14.4 $ 14.9 $ 15.5 14.5% 6.9 x 7.1 x 7.3 x 7.6 x 7.9 x 14.5% 72.6% 73.7% 74.8% 76.0% 77.3% 15.5% $ 13.0 $ 13.3 $ 13.6 $ 14.0 $ 14.5 15.5% 6.6 x 6.7 x 6.9 x 7.1 x 7.4 x 15.5% WACC WACC WACC 71.1% 72.1% 73.1% 74.3% 75.5% 16.5% 16.5% 6.3 x 6.4 x 6.6 x 6.7 x 6.9 x 16.5% $ 12.4 $ 12.6 $ 12.9 $ 13.2 $ 13.6 69.6% 70.5% 71.5% 72.6% 73.7% 17.5% 17.5% 6.0 x 6.1 x 6.3 x 6.4 x 6.6 x 17.5% $ 11.9 $ 12.1 $ 12.3 $ 12.6 $ 12.9 68.1% 69.0% 69.9% 70.9% 72.0%

Source: Management Projections

1	Assumes amortization is non-tax deductible.

Financial Analysis 18

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Leveraged Buyout Analysis

Assumptions and Sources & Uses

(US$ in millions)

Assumptions

- Assumes purchase price of $12.00 per share
- Assumes only domestic FCF to be dividended up to HoldCo
  - Assumes bond expenses and international portion's operational losses supported by excess onshore cash
  - Assumes minimum cash requirements of OpCo to be 30% of total OpCo net revenue
  - Assumes PRC withholding tax of 10% and incremental US tax of 15% of HoldCo pre-tax income (bond expenses etc)
- Assumes issuance of $350 million bank financing loan (3.4x 2012 non-GAAP domestic EBITDA) at interest rate of 6% at the offshore HoldCo
  - Assumes 5-year amortization rate of 15%, 15%, 20%, 25% and 25%
  - Assumes $25 million existing cash in HoldCo per management discussion
  - Assumes no existing cash used to pay for transaction
  - Assumes all existing shareholders are sellers (i.e., no roll over by existing shareholders)
  - Assumes 2% financing fee (legal, financing and other fees)

Sources and Uses of Funds

- Source and Uses of funds for HoldCo in US

Sources of Funds

	Amount	% of Sources
New Debt - 3.4x 2012 EBITDA	$350	38.1%
Existing Cash	$ 25	2.7%
Sponsor Equity	$ 544	59.2%
Total Sources of Funds	**$ 919**	**100.0%**

Uses of Funds

	Amount	% of Sources
Equity Purchase [1]	$ 887	96.5%
Refinance Existing Debt	$ -	0.0%
Existing Cash	$25	2.7%
Fees & Expenses	$ 7	0.8%
Total Uses of Funds	**$ 919**	**100.0%**

1. Assumes fully diluted shares of 74.0 mm.

Financial Analysis

19

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INVESTMENT BANKING DIVISION

Illustrative Leveraged Buyout Analysis

Sensitivities of Illustrative Equity Returns to Sponsor

Illustrative Equity Multiple Return (Assumes 2015 Exit, 3.4x Leverage¹)

P/ E Exit Multiple

5.5 x 6.0 x 6.5 x 7.0 x 7.5 x

$ 11.0 8.5x

Entry 10.3% 14.3% 18.2% 21.7% 25.1%

/ $ 11.5 8.9x 7.5% 11.5% 15.2% 18.7% 22.0% Price ltiple $ 12.0 9.3x 5.0% 8.9% 12.5% 16.0% 19.2%

Mu $ 12.5 9.7x 2.8% 6.6% 10.1% 13.4% 16.6% Purchase $ 13.0 10.1x 0.7% 4.4% 7.9% 11.1% 14.2%

Illustrative Sponsor IRR (Assumes 2015 Exit, 3.4x Leverage¹)

P/ E Exit Multiple

5.5 x 6.0 x 6.5 x 7.0 x 7.5 x

Entry $ 11.0 8.5x 1.3 x 1.5 x 1.6 x 1.8 x 2.0 x

/ $ 11.5 8.9x 1.2 x 1.4 x 1.5 x 1.7 x 1.8 x rice tiple P $ 12.0 9.3x 1.2 x 1.3 x 1.4 x 1.6 x 1.7 x

Mul

Purchase $ 12.5 9.7x 1.1 x 1.2 x 1.3 x 1.5 x 1.6 x $ 13.0 10.1x 1.0 x 1.1 x 1.3 x 1.4 x 1.5 x

Note: Based on Aurora Management Projections.

1	Assumes taking $350 mm bank loan financing at 3.4x of 2012 non-GAAP domestic EBITDA

Financial Analysis 20

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Selected IT Services/Software Precedent Transactions

INVESTMENT BANKING DIVISION

(US$ in millions)

Date Announced	Acquiror	Target	Status	% Stake	Equity Valuation (mm) (1)	Enterprise Valuation (mm) (1)	Enterprise Value Multiples Sales LTM	Enterprise Value Multiples EBITDA LTM
Jul-2012	SAIC Inc	MaxIT Healthcare LLC	Completed	100%	$ 493.0	$ 493.0	NA	NA
May-2012	CGI Holdings Europe Ltd	Logica Plc.	Completed	100%	$ 2,589.8	$ 3,085.2	0.5 x	7.0 x
Mar-2012	NEC Corp.	Convergys Corp's Information Management business	Completed	100%	$ 450.0	$ 450.0	NA	NA
Apr-2011	Apax Partners LP	Activant Solutions Inc	Completed	100%	$ 972.5	$ 890.0	2.4 x	7.9 x
Jan-2011	Investor Group	Patni Computer Systems Ltd	Completed	63%	$ 1,501.9	$ 1,150.3	1.6 x	8.2 x
Sep-2009	Adobe Systems Inc	Omniture Inc	Completed	100%	$ 1,721.3	$ 1,619.2	4.8 x	NM
Jul-2008	BAE Systems(Holdings)Ltd	Detica Group PLC	Completed	100%	$ 1,048.2	$ 1,070.3	2.6 x	17.4 x
Jul-2007	Steria SA	Xansa PLC	Completed	100%	$ 939.5	$ 961.7	1.3 x	16.2 x
Jul-2007	IIM Acquisition Corp	CompuCom Systems Inc	Completed	100%	NA	$ 628.0	NM	NM
Apr-2007	Computer Sciences Corp	Covansys Corp	Completed	100%	$ 1,274.0	$ 1,147.3	2.5 x	17.2 x
Feb-2007	Caritor	Keane	Completed	100%	$ 845.3	$ 807.9	0.9 x	9.2 x

After AsiaInfo / Linkage Merger Median of LTM EV/EBITDA = 7.9x

Source: Thomson, CapIQ, publicly available data as of November 9, 2012
Note: Only includes cash transactions
(1) Local currency values converted to USD based on foreign exchange rates on the respective transaction announcement date

Financial Analysis 21

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INVESTMENT BANKING DIVISION

Selected U.S. Take Private Precedent Transactions

2008 – 2012YTD

Average Acquisition Premia¹

40.7%

25.5%

24.6%

22.8%

18.9%

2008 2009 2010 2011 2012YTD

Number in Selected

7	5 10 19 9

Sample

Source: SDC Thomson, Dealogic Note: 2012 YTD as of November 9, 2012

¹ Premium is relative to target share price 1 day prior to announcement for deals with U.S. targets valued at US$250 – 1,000 million

Financial Analysis 22

Appendix A: Illustrative Weighted Average Cost of Capital Calculation

CONFIDENTIAL – PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Aurora’s WACC Calculation

Overview of WACC Calculation WACC Calculation

D C E WACC? Kd? 1?t?L? Yc? 1?t?L?Ke L

Cost of Debt Cost of Equity

Ke? Rf??e?ERP)

Pre-tax Cost of debt 3.50% Risk Free Rate 2.48% D Marginal Tax rate 15% Risk Premium 6.62%

Kd = Pre-tax cost of debt = Debt percentage in target capital structure

L Cost of Debt*(1-t) 3.0% Beta 1.5

C = Permanent excess cash percentage in target capital

Yc = Pre-tax yield on free cash Cost of Equity (Ke) 12.5% L structure

Cost of Excess Cash WACC

E

Ke = Cost of Equity = Equity percentage in target capital structure

L Yield on free cash 1.0% Debt as % of L 0% t = Tax rate Rf = Risk-free rate Marginal Tax rate 15% Excess cash as % of L 25% Cost of Excess Cash*(1-t) 0.9% Equity % of L 125%

L = Levered value (Equity + Debt – Cash) at ? = Equity beta WACC 15.4% market value e

ERP = Equity risk premium

Assumptions WACC Sensitivity Analysis

Target D/L 0% Management Projection

Capital Excess Cash as % of Levered Capital

Structure C/L 25% At steady state, company is optimally run with 25% excess cash as % of levered value

E/L 125% 0.15 20.0% 22.5% 25.0% 27.5% 30.0%

Cost of Rf 2.48% 30 year US government bond maturing in 20 1.3 13.7% 13.7% 13.6% 13.6% 13.6% Equity years (as of Oct 23, 2012)

? 1.5 Re-levered beta 1 for VanceInfo (NYSE:VIT) e 1.5 15.4% 15.4% 15.4% 15.4% 15.3%

ERP 6.62% Ibbotson’s US equity risk premium from Beta 1.7 17.1% 17.1% 17.0% 17.0% 17.0% 1926-2011

1.9 18.7% 18.7% 18.7% 18.7% 18.7%

Others Yc 1% Management Projection t 15% Management Projection 2.1 20.4% 20.4% 20.3% 20.3% 20.3%

¹ The beta of VanceInfo on 8/3/2012 for the period between its IPO (12/07/2007) and 8/3/2012 against Russell 3000. Beta is unlevered based on VIT’s capital structure as of August

3, 2012, last trading Friday prior to the announcement of merger between VIT and HSFT in August 10, 2012 Sources: Ibbotson Associates, Axioma and latest publicly available financial statements

Illustrative Weighted Average Cost of Capital Calculation 24

CONFIDENTIAL – PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Project Aurora

Supplementary Special Committee Discussion Material

Strictly Private and Confidential Goldman Sachs (Asia) LLC

November 2012

CONFIDENTIAL – PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Disclaimer

Goldman Sach (Asia) L.L.C. (“GS”) has prepared and provided these materials and GS’s related presentation (the “Confidential Information”) solely for the information and assistance of the Special Committee of the Board of Directors (the “Special Committee”) of Aurora (the “Company”) in connection with its consideration of the matters referred to herein. Without GS’s prior written consent, the Confidential Information may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purpose. Notwithstanding anything herein to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without GS imposing any limitation of any kind. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and GS, on the other hand.

GS and its affiliates are engaged in investment banking, commercial banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, GS and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction for their own account and for the accounts of their customers.

The Confidential Information has been prepared and based on information obtained by GS from publicly available sources, the Company’s management and/or other sources. In preparing the Confidential Information, GS has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by GS, and GS does not assume any liability for any such information discussed with or reviewed by GS. GS has assumed that all forecasts provided to, discussed with or reviewed by GS have been reasonably prepared and reflect the best currently available estimates and judgments of the Company. GS does not provide accounting, tax, legal or regulatory advice. GS’s role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and GS does not assume responsibility if future results are materially different from those forecast.

GS has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any other person and has no obligation to evaluate the solvency of the Company or any person under any law. The analyses in the Confidential Information are not appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any strategic alternative referred to herein as compared to any other alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to GS as of, the date of such Confidential Information and GS assumes no responsibility for updating or revising the Confidential Information.

1

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Goldman Sachs

Illustrative Levered Recapitalization and Share Buyback

INVESTMENT BANKING DIVISION

Assumptions

- Assumes issuance of US$225 mm bank financing loan at the Aurora listed Company level ("HoldCo"), increasing total leverage to 2.2x 2012 domestic Non-GAAP EBITDA
  - 6.0% interest rate and 2.0% financing fees
  - Assume 5-year amortization rate of 15%, 15%, 20%, 25% and 25%
  - Holdco debt may be a riskier and less efficient capital structure to meet debt obligations
- Assumes only domestic FCF to be dividended up to HoldCo
  - Assumes international portion's operational losses supported by excess onshore cash
  - Assumes minimum cash requirements of OpCo to be 30% of total OpCo net revenue
  - Assumes PRC withholding tax of 10% and incremental US tax of 15% of HoldCo pre-tax income (bond expenses etc)
- Utilizes $225 mm proceeds to repurchase public shares via Dutch auction tender offer
  - Assumes illustrative tender offer price equal to $12.00
  - Purchase at above criteria is equivalent to ~25% of diluted shares outstanding

Non-GAAP EPS


2.2
2.0
1.8
1.6
1.4
1.2
1.0
1.29
1.17
1.53
1.55
1.86
1.78
2.05
1.97
2013
2014
2015
2016
Base Case Model
Levered Recap Model

Leverage (Gross Debt / Non-GAAP EBITDA)


2.0
1.6
1.2
0.8
0.4
0.0
1.7x
1.2x
0.7x
0.3x
0.0x
0.0x
0.0x
0.0x
2013
2014
2015
2016
Base Case Model
Levered Recap Model

Source: Management projections

Illustrative Levered Recapitalization / Special Dividend 2

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Illustrative Levered Special Dividend

INVESTMENT BANKING DIVISION

Assumptions

- Assumes issuance of US$225 mm bank financing loan at the Aurora listed Company level ("HoldCo"), increasing total leverage to 2.2x 2012 domestic Non-GAAP EBITDA
  - 6.0% interest rate and 2.0% financing fees
  - Assume 5-year amortization rate of 15%, 15%, 20%, 25% and 25%
  - Holdco debt may be a riskier and less efficient capital structure to meet debt obligations
- Assumes only domestic FCF to be dividended up to HoldCo
  - Assumes international portion's operational losses supported by excess onshore cash
  - Assumes minimum cash requirements of OpCo to be 30% of total OpCo net revenue
  - Assumes PRC withholding tax of 10% and incremental US tax of 15% of HoldCo pre-tax income (bond expenses etc)
- Utilizes $225 mm proceeds to declare one-time special dividend of ~$3.05/share to existing shareholders
  - Assumes 74.0 mm diluted shares outstanding
  - Depending on where the shareholder resides, this dividend may be subject to additional withholding tax

Non-GAAP EPS


2.4
2.0
1.6
1.2
0.8
0.4
0.0
1.29
1.55
1.78
1.97
0.87
1.14
1.39
1.53
2013
2014
2015
2016
Base Case Model
Levered Special Dividend Model

Leverage (Gross Debt / Non-GAAP EBITDA)


2.0
1.6
1.2
0.8
0.4
0.0
1.7x
1.2x
0.7x
0.3x
0.0x
0.0x
0.0x
0.0x
2013
2014
2015
2016
Base Case Model
Levered Special Dividend Model

Source: Management projections.

Illustrative Levered Recapitalization / Special Dividend

3

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Illustrative Future and Present Values Per Share

Levered Recap and Share Buyback Levered Special Dividend

Illustrative Future Values per Share1 Illustrative Future Values per Share (Excl. $3.05 Dividend)1

$18.00 5.5x $13.00 5.5x

6.5x 6.5x $11.50 $16.00 7.5x $15.40 $12.00 7.5x $11.00 $10.44 $13.98 $9.96 $13.35 $14.00 $10.00 $12.12 $9.05 $11.48 $8.57 $9.00 $12.00 $9.95 $8.00 $7.43 $11.29 $8.43 $10.00 $7.00 $10.25 $7.65 $8.42 $6.29 $8.00 $6.00 2013 2014 2015 2013 2014 2015

Illustrative PV of 2015E Stock Price Illustrative PV of 2015E Stock Price (Incl. $3.05 Dividend)

Illustrative Cost of Equity2 Illustrative Cost of Equity2

10.5% 11.5% 12.5% 13.5% 14.5% 10.5% 11.5% 12.5% 13.5% 14.5% P/E P/E

PF 5.5x $8.37 $8.15 $7.93 $7.72 $7.52 PF 5.5x $9.29 $9.12 $8.96 $8.81 $8.66 ative ative Multiple 6.5x $9.89 $9.63 $9.37 $9.13 $8.89 Multiple 6.5x $10.43 $10.23 $10.04 $9.86 $9.68 Illustr 7.5x $11.41 $11.11 $10.81 $10.53 $10.26 Illustr 7.5x $11.56 $11.33 $11.12 $10.90 $10.70

Source: Management projections.

1	Based on projected EPS multiplied by illustrative P/E multiple.
2	Refer to the appendix for an illustrative cost of equity calculation.

Illustrative Levered Recapitalization / Special Dividend 4